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                                                                  Exhibit 10.6


                          TECHNICAL SERVICES AGREEMENT
                          ----------------------------


     THIS TECHNICAL SERVICES AGREEMENT (the "Agreement") is executed as of the 22nd day of September, 1998, by and between QNOV, a Louisiana joint venture ("Owner") and HWCC-SHREVEPORT, INC., a Louisiana corporation ("HWCC").

                                   RECITALS:
                                   ---------

     A. Owner is or will become (i) the lessee of those certain premises located on or adjacent to the Red River in the City of Shreveport, State of Louisiana owned by the City of Shreveport and more particularly described on Exhibit "A"
                                                                   -----------
which is attached hereto and made a part hereby by reference (the "Property"), and (ii) owner in fee of a pavilion, hotel, parking garages and other facilities to be located on the Property and a riverboat to be located in a coffer dam on the Property which shall be licensed to conduct gaming activity thereon (collectively referred to as the "Project"); and

     B. The Owner has undertaken to construct, develop and operate the Project; and

     C. The Owner wishes to be advised by HWCC in regard to the planning and project coordination during the construction of the Project and the pre-opening period as described herein, pursuant to the terms and provisions hereof; and

     D. The Project must be built in accordance with fixed plans and specifications, in accordance with minimum standards recommended by HWCC and set by the Owner (the "Standards"); and

     E. HWCC and its affiliates have ample experience in the planning and overall project coordination during the construction and pre-opening of casino properties in accordance with the Standards and desire to undertake the duties described herein pursuant to the terms and provisions hereof. Sodak Gaming, Inc. ("Sodak") has experience in casino design and layout, gaming equipment and the purchasing and expediting of all furniture and equipment and desires to have an opportunity to consult with HWCC with respect thereto.

                                   AGREEMENTS
                                   ----------

     In consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Technical Services. During the Pre-Opening Period (as hereinafter
          ------------------
defined), HWCC shall perform the following services for the Owner (the "Technical Services"):

     (a) Advising the Owner in the selection of the architects and other consultants to prepare the plans and specifications and in the planning and general coordination of the Project in accordance with the plans and specifications and the Standards;

     (b) Assisting in the completion of the necessary financial and legal documentation for securing the financing for the Project from the appropriate institutions;

     (c) Representing the Owner to the architects in the design and planning of the Project;

     (d) Guiding the architects in their coordination of the interrelationship between the engineering, civil engineering, interior design, equipping and, in general, overall coordination of the work on the Project;

     (e) Supervising the equipping of the Project, including, without limitation, the preparation of budgets, quantities and specifications, and the procurement and installation thereof;

     (f) Supervising the furnishing of the Project, including, without limitation, the formation of budgets, and the coordination of the installation of furnishings in accordance with the requirements and the Standards;

     (g) Coordinating the work of the contractors, architects, designers and suppliers named by the Owner;

     (h) Making available to the Owner, on a regular basis, information that HWCC has with respect to prices of equipment, provisions and supplies for the Project and the progress of construction; and

     (i) Purchasing, or causing to be purchased, furniture, fixtures and equipment for the Project. It is agreed that HWCC may contract with third parties for such purchases; provided, however, that the Owner shall be obligated to pay such fees or charges under such contracts. Sodak shall be afforded the opportunity by HWCC to present a proposal for providing and/or financing gaming related equipment and other furniture, fixtures and equipment for the Project and HWCC agrees to consult with Sodak with respect to such proposal.

     2.   Place of Performance of Technical Services.  It is anticipated that
          ------------------------------------------
the Technical Services will be performed at HWCC's headquarters in Dallas, Texas or otherwise in the United States. It is anticipated, however, in order to perform certain aspects of the Technical Services, that HWCC personnel may travel to the Project periodically during the Pre-Opening Period. During visits to the Project, HWCC will perform inspections during construction as it considers appropriate in order to determine whether the Project is being constructed in accordance with the Standards and, upon substantial completion of the Project, HWCC will participate in the final acceptance inspection of the Project with other appropriate consultants and contractors, and will assist such consultants and contractors in the preparation of a list of deficiencies that require correction.

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     3.   Pre-Opening Period.  As used herein, the term"Pre-Opening Period"
          ------------------
shall mean the period commencing on the effective date hereof (the "Effective Date") and continuing until the date of substantial completion of the Project (including the installation of all equipment, accessories and supplies) to the satisfaction of the Owner and HWCC (the "Project Completion Date").

     4.   Remuneration.  As remuneration for services rendered by HWCC for the
          ------------
Owner as described herein, the Owner shall reimburse HWCC on a monthly basis for all bona-fide expenses incurred by HWCC during the Pre-Opening Period as enumerated and approved in the Pre-Opening Budget (as defined in the Management Services Agreement of even date herewith between Owner and HWCC) or any other budget provided by HWCC and approved by Owner (including, without limitation, communication expenses, travel expenses (including transportation, lodging, food, tips, business meals, etc.), office lease expenses, secretarial services, and all other reasonable incidental expenses directly relating to the performance of this Agreement) (collectively, the "Reimbursable Expenses"); provided, however, that all such expenses must be justified by the appropriate records. The following shall not be included as Reimbursable Expenses: (i) any loss which occurs and which would normally be covered by standard form fire and extended coverage insurance if such loss is, in fact, recovered by HWCC through its or the Owner's insurance carrier; (ii) salaries of officers of HWCC; and
(iii) administrative or general overhead expenses of HWCC's main office. Trade discounts, rebates and refunds and returns from the sale of surplus materials and equipment shall accrue to the Owner, and HWCC shall make provisions so that they can be secured.

     5.   No Guaranty.  It is specifically agreed that HWCC shall neither
          -----------
guarantee nor assume responsibility for prices, delivery dates, the supplies of third parties, the quality of supplies, goods, equipment or services, budgets, or completion dates or plans, and that HWCC is acting as agent of the Owner hereunder to coordinate the work on the Project. However, HWCC shall use its best efforts to obtain the best results for the Owner which may be feasible or practical.

     6.   Termination.  Unless earlier terminated according to the terms of the
          -----------
succeeding sentence, this Agreement shall remain in effect through the expiration of the Pre-Opening Period. Notwithstanding any other provision of this Agreement to the contrary, each party shall have the right to terminate this Agreement on forty-five (45) days prior written notice to the other in the event such other party shall cause, commit or suffer to exist with respect to:

     (a) A material breach of this Agreement which is not cured within the period of written notice thereof; or

     (b) The institution of any statute, regulation, rule or ruling rendering the conduct of gaming in the United States or at the Complex illegal.

     7.   Indemnification.  The Owner shall indemnify and hold HWCC harmless
          ---------------
with respect to any claim, demand, expense or litigation relating to or arising from the provision of services hereunder (including labor claims) and for damage to or destruction of property, or injury or death to persons which may relate to or arise out of HWCC's rendering services under this Agreement, unless such damage, destruction, injury or death is caused solely by the gross negligence or willful misconduct of HWCC. The Owner and HWCC shall each name the other party, its officers, directors, employees and agents, as a co-insured in any insurance which the Owner may procure with respect to work on the Project and operation of the Complex, and shall obtain a waiver of subrogation against the other party, its officers, directors, employees and agents.

     8.   Notice of Non-Compliance.  HWCC shall have the responsibility of
          ------------------------
notifying the Owner in writing within a reasonable time of any material deficiencies or non-compliance of any third party of which HWCC becomes aware with respect to the design, engineering and construction requirements and the furniture, fixture and equipment installations of the Project, and HWCC shall implement the Owner's directives with respect thereto.

     9.   Execution of Contracts by Owner.  Except as provided in Paragraph 1(i)
          -------------------------------
above, the Owner shall execute all contracts and agreements with third parties relating to the performance by HWCC of its duties hereunder.

     10.  Storage.  The Owner agrees, at its own expense, to provide adequate
          -------
facilities and personnel as necessary for the temporary safe storage of furniture, fixtures and equipment, and/or the receipt and installation thereof.

     11.  Assignments.   Owner's consent shall not be required for HWCC to
          -----------
assign this Agreement to any entity in which Hollywood Casino Corporation, a Delaware corporation, either directly or indirectly maintains a controlling interest and such assignment shall serve to fully relieve and discharge HWCC from any further duties or obligations pursuant to this Agreement. In addition, Owner's consent shall not be required for HWCC to collaterally assign this Agreement or its rights and interest in the operation of the Complex to any entity as security for indebtedness. Except as hereinabove provided, neither HWCC nor Owner shall assign this Agreement or in any manner sell, assign or transfer its rights and interests in the Complex without the prior written consent of the non-assigning party. It is understood and agreed that any consent granted by the non-assigning party to any such assignment shall not be deemed a waiver of the covenant herein contained against assignment in any subsequent case. Subject to the provisions of this Agreement regarding and/or restricting sale or assignments as set forth elsewhere in this Agreement, the terms, provisions, covenants, undertakings, agreements, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors in interest and the assigns of the parties hereto with the same effect as if mentioned in each instance where the party hereto is named or referred to, except that no assignment, transfer pledge, mortgage, lease or sublease by or through HWCC or by or through Owner, as the case may be, in violation of the provision of this Agreement shall vest any rights in the assignee, transferee, mortgagee, pledge, lessee, sublessee or occupant.

     12.  Agency.  In taking any action pursuant to this Agreement, HWCC shall
          ------
act only as the appointed agent or representative of the Owner; and nothing in this Agreement shall be construed as creating a tenancy, partnership, joint venture or any other relationship between the parties hereto, except that of principal and agent. All debts and liabilities incurred by HWCC in the course of performing its duties hereunder shall be the debts and obligations of the Owner only, and HWCC shall not be liable therefor, except as specifically stated to the contrary herein. All costs, expenses, obligations and liabilities hereunder shall be the sole and exclusive responsibility and obligation of the Owner, except for those instances herein where it is expressly and specifically stated that such item shall be for the account of HWCC. It is understood that statements herein indicating that HWCC shall "furnish," "provide" or otherwise supply, present or contribute items or services hereunder shall not be interpreted or construed to mean that HWCC is liable or responsible to fund or pay for such items or services, except in those instances mentioned above.

     13.  Final Agreement.  This Agreement and any attached exhibits, schedules
          ---------------
or riders set forth all the promises, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof. There are no other oral or written promises, agreements, conditions or understandings between them. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties unless in writing and signed by them.

     14.  No Waiver.  No delay or failure by any party to exercise any right
          ---------
under this Agreement, and no partial or single exercise thereof, shall constitute a waiver of that or any other right unless otherwise expressly provided herein.

     15.  Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     16.  Partial Invalidity.  If any provision of this Agreement or the
          ------------------
application hereof to any person or circumstances shall to any extent be held void, unenforceable or invalid, then the remainder of this Agreement or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     17.  Notices.  All notices, requests, consents and other communications
          -------
required or permitted under this Agreement shall be in writing and shall be: (a) personally delivered; (b) transmitted by United States certified or registered mail, postage prepaid, return receipt requested, or by commercial courier or express service; or (c) transmitted by telecopier, telegraphic, telex or cable communication to the party to whom such notice, request, consent or other communication is being given at the address of such party set forth below, or at such other address as any party may designate by written notice to the other parties:

          (i)  If to the Owner, to it at:
               Shreveport Paddlewheels, L.L.C.
               New Orleans Paddlewheels, Inc.
               610 South Peters Street
               New Orleans, Louisiana
               Attention: Warren L. Reuther, Jr., Chief Executive Officer Telecopier No. (504) 587-1740

               Sodak Louisiana, L.L.C.
               5301 South Highway 16
               Rapid City, South Dakota  57701
               Attention: General Counsel
               Telecopier No. (605) 355-4976

               HWCC-Louisiana, Inc.
               Two Galleria Tower, Suite 2200
               13455 Noel Road, LB 48
               Dallas, Texas 75240
               Attention: President
               Telecopier No. (972) 386-7411

        (ii)   If to HWCC, to it at:
               HWCC-Shreveport, Inc.
               Two Galleria Tower, Suite 2200
               13455 Noel Road, LB 48
               Dallas, Texas 75240
               Attention: President

     All notices, requests, consents and other communications shall be effective or deemed delivered upon (A) the date of receipt if delivered personally, (B) the earlier to occur of the actual receipt thereof by the addressee or three (3) days after the date of deposit if transmitted by mail or commercial courier or express service or (C) the date of transmission with confirmed answerback if transmitted by telecopier, telegraphic, telex or cable communication.

     18.  Attorneys' Fees.  In any action or proceeding brought by any party
          ---------------
against any other party under this Agreement, the prevailing party shall be entitled to recover from the other party attorneys' fees, investigation costs, and other legal expenses and court costs incurred by such party in such action or proceeding as the court may find to be reasonable.

     19.  Governing Law.  This Agreement shall be governed by the terms and
          -------------
provisions hereof and the internal laws of the State of Louisiana, as the same may exist from time to time.

     20.  Time of the Essence.  Time is and shall be of the essence of this
          -------------------
Agreement and of each term and provision hereof.

     21.  Gender, etc.  Unless the context otherwise requires, words of any
          ------------
gender used in this Agreement shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed by its duly authorized officers as of the day and year first above written.

                                    OWNER
                                    -----

                                    QNOV



                                    By:    /s/ JACK E. PRATT
                                           -----------------------------
                                    Name:  Jack E. Pratt
                                           -----------------------------
                                    Title: Chairman and President
                                           -----------------------------


                                    By: SODAK LOUISIANA, L.L.C.

                                    By:    /s/ KEVIN L. BLONTILOCK
                                           -----------------------------
                                    Name:  Kevin L. Blontilock
                                           -----------------------------
                                    Title: Manager
                                           -----------------------------


                                    HWCC
                                    ----

                                    HWCC-SHREVEPORT, INC.


                                    By:    /s/ JACK E. PRATT
                                           -----------------------------
                                    Name:  Jack E. Pratt
                                           -----------------------------
                                    Title: Chairman and President
                                           -----------------------------

                                  EXHIBIT "A"


                          LEGAL DESCRIPTION OF COMPLEX


                               [Map of Property]



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